Exhibit 99.1

Tauriga Sciences Inc. Completes Acquisition of Innovative Synthetic Biology Firm Pilus Energy LLC and Positions Itself in Nascent $10 Billion Annual Wastewater-to-Value Market

CINCINNATI, Jan. 28, 2014 (GLOBE NEWSWIRE) -- Tauriga Sciences, Inc. (OTCQB:TAUG) or ("Tauriga" or "the Company"), a diversified company focused on generating profitable revenues through license agreements and the development of a proprietary technology platform in the nano-robotics space, today completed the acquisition of Cincinnati, Ohio based synthetic biology pioneer Pilus Energy LLC ("Pilus Energy"). Structurally Pilus Energy will operate as a wholly owned subsidiary of Tauriga (pursuant to the terms of the definitive agreement) and will maintain its headquarters location in the State of Ohio. The management of Pilus Energy will report directly to both the Chief Executive Officer ("CEO") and Chief Operating Officer ("COO") of Tauriga with the expectation that at least one board seat of Tauriga will be allocated to a Pilus Energy affiliate. The Board of Directors of Tauriga Sciences unanimously approved both the previously announced definitive merger agreement (11/25/2013) as well as the completion of the acquisition inclusive of amended closing terms.

In consideration for early closing of this acquisition, shareholders of Pilus Energy received 100,000,000 shares of Tauriga Sciences, Inc. common stock, representing a fair market value of approximately $2,000,000 USD (as of 01/27/2014). Both management teams are highly confident that the capital and liquidity needs will be sufficiently met through commitments from existing institutional investors and progress in non-dilutive funding initiatives (i.e., grants, low interest loans). The main benefits in accelerating the closing of this acquisition are to enhance Tauriga's access to capital markets and enable the intrinsic value of Pilus Energy's technology to be realized sooner through demonstrable progress in the commercialization process.

Pilus Energy utilizes a proprietary clean technology to convert industrial customer "wastewater" into value. This wastewater-to-value ("WTV") proposition provides customers with substantial revenue-generating and cost-saving opportunities. Pilus Energy is converging digester, fermenter, scrubber, and other proven legacy technologies into a single scalable Electrogenic Bioreactor ("EBR") platform. This transformative microbial fuel cell technology is the basis of the Pilus Cell(TM). The EBR harnesses genetically enhanced bacteria, also known as bacterial robots, or BactoBots™, that remediate water, harvest direct current (DC) electricity, and produce economically important gases and chemicals. The EBR accomplishes this through bacterial metabolism, specifically cellular respiration of nearly four hundred carbon and nitrogen molecules typically called pollutants in wastewater. Pilus Energy's highly metabolic bacteria are non-pathogenic. Because of the mediated biofilm formation, these wastewater-to-value BactoBots™ resist heavy metal poisoning, swings of pH, and survive in a 4-to-45 degree Celsius temperature range. Additionally, the BactoBots™ are anaerobically and aerobically active, even with low biological oxygen demand ("BOD") and chemical oxygen demand ("COD").

In order to prevent escape into the environment or theft and cloning of the technology, these BactoBots™ must be used in concert with Pilus Energy's Genetic Rights Management ("GeRM") keys. The GeRM keys consists of inert, non-toxic molecules that must be added to the feedstock before it comes in contact with the BactoBots™ otherwise the BactoBots will self-destruct starting with their DNA and RNA. The Company issued a detailed press release about the significance of the GeRM keys on Friday, January 24, 2014 (http://finance.yahoo.com/news/tauriga-sciences-inc-highlights-pilus-141020389.html).

In completing its acquisition of Pilus Energy, Tauriga has acquired a significant portfolio of global Intellectual Property ("IP") assets from Bacterial Robotics, LLC ("Bacterial Robotics"), relating to "BactoBots™", bacteria or other microbial cells specifically tailored to perform a programmed function like a microscopic organism-based robot. Most significantly, United States ("U.S.") Patent No. 8,354,267 entitled "Microbial Fuel Cell" issued to Pilus Energy in January, 2013. This patent may represent one of the world's first synthetic biology inventions seeking to extract values (industrially important chemicals and gases) from wastewater. Numerous additional pending patent applications, and other evolving innovations were acquired by Tauriga at closing as well. This intellectual property portfolio assigned to Tauriga by Bacterial Robotics positions the Company at the vanguard of commercial applications, such as industrial wastewater remediation; providing industrial customers with substantial revenue-generating and cost-saving opportunities. Please see the following link for detailed information on U.S. Patent No. 8,354,267 (http://patft1.uspto.gov/netacgi/nph-Parser?Sect1=PTO1&Sect2=HITOFF&d=PALL&p=1&u=%2Fnetahtml%2FPTO%2Fsrchnum.htm&r=1&f=G&l=50&s1=8354267.PN.&OS=PN/8354267&RS=PN/8354267).

The global water industry is currently estimated at $450 Billion per year, with an approximate annual growth rate of 6%. The global wastewater-to-value market is currently estimated at $10 Billion and expected to grow to $27 Billion by the year 2021. In addition, there are currently more than 150,000 water treatment facilities in the United States as well as more than 54,000 wastewater utilities.

Post closing, the Company's main focus is obtaining the requisite environmental permits to commence the commercial pilot tests that are crucial to generating significant future revenues and earnings. The initial two pilot tests, as previously mentioned, are likely to be administered for Metropolitan Sewer District of Greater Cincinnati ("MSDGC") and the world's largest beer manufacturer.

Tauriga's CEO Seth M. Shaw, expressed, "Tauriga Sciences built a very strong and diversified shareholder base, which includes a number of top tier institutional investors. By completing this acquisition in an accelerated manner, the Company is now the bonafide owner of Pilus Energy's proprietary wastewater-to-value, BactoBot™ enabled Electrogenic Bioreactor technology platform. The overall risk to investors is now greatly reduced and we are working expeditiously to commence the commercial pilot tests and transition into a revenue generating company."

Bacterial Robotics, LLC, CEO, Jason E. Barkeloo, added, "By accelerating the merger agreement, the shareholders of Bacterial Robotics and Pilus Energy recognize Tauriga's management team's ability to deliver commercial results of the Pilus Energy technology. I believe the merger of Tauriga and Pilus strengthens investor value with a clear path to revenues. Prior to making this important decision, we held extensive joint conversations with several key institutional investors of Tauriga. I concluded that the combined entity has an exceedingly strong technology, management, and investor foundation. This force-multiplier effect reduces risks and increases the opportunity for success."

Dr. Stella M. Sung, Tauriga's COO, stated, "I am extremely excited for all of our shareholders that we were able to complete this acquisition and are afforded the opportunity to develop a cutting edge technology with numerous global applications. I am also pleased to report that over the past several weeks, the Company has made meaningful progress in its efforts to secure substantial tranches of non-dilutive funding. There are multiple opportunities in play and the Company is working very hard to turn those into reality."

The Global 100 law firm, Nixon Peabody LLP ("Nixon Peabody") represented Tauriga Sciences Inc. in completing the acquisition of Pilus Energy LLC and will continue to represent the company moving forward.

About Tauriga Sciences, Inc.:

Tauriga Sciences, Inc. (TAUG) is a diversified company focused on generating profitable revenues through license agreements and the development of a proprietary technology platform in the nano-robotics space. The mission of the Company is to acquire and build a diversified portfolio of cutting edge technology assets that is capital efficient and of significant value to the shareholders. The Company's business model includes the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. The Company's new corporate website can be found at (www.tauriga.com).

About Pilus Energy LLC

A developer of alternative cleantech energy solutions, Pilus Energy is developing microbial solutions that clean polluting molecules from wastewater. In the process, the technology generates electricity and produces economically important gases and chemicals. Pilus Energy licenses a low-cost, scalable electrogenic bioreactor platform and wastewater-to-value BactoBots. Pilus Energy will also derive additional revenues from carbon and renewable energy credits (REC). For more information, please visit Pilus Energy's web site, (www.pilusenergy.com).

About Bacterial Robotics LLC

A pioneer in the emerging synthetic biology industry, Bacterial Robotics is headquartered in Cincinnati, Ohio (USA). The Company specializes in identifying markets for developing and deploying BactoBots(TM) and ViruBots(TM); microscopic organism-based robots that produce, build, sense, and perform functions. Please visit the corporate website at http://bacterialrobotics.com for more information. Please note that the Bacterial Robotics corporate website is currently in the process of being upgraded, which should be complete within the next few weeks (www.bacterialrobotics.com).

About NIXON PEABODY LLP

Nixon Peabody LLP is a full-service law firm that helps clients navigate complex challenges in litigation, real estate, corporate law, and finance. With more than 600 attorneys throughout the U.S., Europe, and Asia, the firm has the ability to handle matters anywhere in the world, ensuring that clients get the right attorneys, right where they need them. Our focus is on listening to our clients and working collaboratively to help them achieve their business objectives. We have the experience to anticipate and capture opportunities, prepare for and manage risks, and forecast and overcome obstacles (www.nixonpeabody.com).

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

For further information regarding Tauriga Sciences, Inc.:
Mr. Seth M. Shaw
Chairman & Chief Executive Officer
Tauriga Sciences, Inc.
www.tauriga.com
New York: +1-917-796-9926
Montreal: +1-514-840-3697
Email: sshaw@tauriga.com